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                                  EXHIBIT 23.1
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 14, 2002, except for the matters discussed in Note 16, as to which the date is March 25, 2002, included in this Form 10-K, into Quanta Services, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 333-47069, 333-56849 and 333-86375) and Form S-3 (File Nos. 333-81419, 333-90961 and 333-39744).


ARTHUR ANDERSEN LLP

Houston, Texas
March 29, 2002